December 22, 1998



Alpha Analytics Investment Trust
1901 Avenue of the Stars
Suite 1100
Los Angeles, California  90067



Gentlemen:

         The undersigned hereby purchases 5,000 shares of the Alpha Analytics Small Cap Quant Fund at $10.00 per share, and 5,000 shares of the Alpha Analytics Value Fund at $10.00 per share, representing a total investment of $100,000 in the shares of the series of Alpha Analytics Investment Trust. The undersigned hereby represents that (i) such purchase is for investment purposes, and (ii) the undersigned has no present intention of redeeming or selling said shares.


                          CORPORATE MANAGEMENT GROUP RETIREMENT PLAN

                           /s/
                          ---------------------------------------------
                          By: Robert E. Gipson, Trustee


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                                                              December 22, 1998




Alpha Analytics Investment Trust
1901 Avenue of the Stars
Suite 1231
Los Angeles, California  90067

Gentlemen:

         The undersigned hereby purchase 100 shares of the Alpha Analytics Small Cap Quant Fund at $10.00 per share, and 100 shares of the Alpha Analytics Value Fund at $10.00 per share, representing a total investment of $2,000 in the shares of the series of Alpha Analytics Investment Trust. The undersigned hereby represents that (i) such purchase is for investment purposes, and (ii) the undersigned has no present intention of redeeming or selling said shares.

                                             /s/
                                             -----------------------------------
                                             Robert E. Gipson

                                             /s/
                                             -----------------------------------
                                             Penelope H. Gipson